Exhibit 11

                    HEICO CORPORATION AND SUBSIDIARIES

                     COMPUTATION OF EARNINGS PER SHARE


                                                                1995                               1994
                                                     --------------------------         --------------------------
                                                                         FULLY                              FULLY
                                                      PRIMARY           DILUTED          PRIMARY           DILUTED
                                                      -------           -------          -------           -------

Three months ended January 31:

Weighted average number of common
     shares outstanding                              2,267,831         2,267,831        2,273,816         2,273,816

Common Stock equivalents arising from
     dilutive stock options (1)                         30,851            43,715           55,601            55,601
                                                     ---------         ---------        ---------         ---------
                                                     2,298,682         2,311,546        2,329,417         2,329,417
                                                     =========         =========        =========         =========

Income per share from operations
     before cumulative effect of
     change in accounting principle                    $0.25             $0.25            $0.05             $0.05
                                                       =====             =====            =====             =====

Net income per share (1)                               $0.25             $0.25            $0.21             $0.21
                                                       =====             =====            =====             =====



(1) Computed under the "treasury stock" method using the average market price for the primary computation and using the higher of average or ending market prices for the fully diluted computation.

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